UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2004

ARES CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	000-50697	33-1089684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Third Avenue, 46th Floor New York, NY 10017
(Address of principal executive offices) (Zip Code)

(212) 750-7300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                          Completion of Acquisition or Disposition of Assets.

On October 8, 2004, the Registrant closed its initial public offering and used approximately $122 million of the proceeds to purchase a portfolio of loans and equity investments from Royal Bank of Canada.  In connection with the purchase of the portfolio, the Registrant agreed to assume certain obligations with respect to the investments included in the portfolio arising from October 8, 2004 (including funding future advances under revolving loans).  The Registrant expects that, upon receiving necessary consents,  it will purchase another $15 million to $20 million of additional loans and equity investments from Royal Bank of Canada.

Item 8.01.                                          Other Events.

On October 8, 2004, the Registrant issued a press release, filed herewith as Exhibit 99.1 and by this reference incorporated herein.  In connection with its initial public offering, the Registrant adopted a Code of Conduct, filed herewith as Exhibit 99.2 and by this reference incorporated herein.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                                                                  Exhibits:

Exhibit Number	Description

2.1

Agreement Regarding Purchase of Loan Portfolio, dated as of September 16, 2004, by and between Ares Capital Corporation and Royal Bank of Canada (filed as Exhibit (k)(6) to the Registrant’s pre-effective Amendment No. 2 to its Registration Statement on Form N-2, filed with the Securities and Exchange Commission on September 28, 2004)

99.1	Press Release

99.2	Code of Conduct of Ares Capital Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: October 8, 2004

	By:	/S/ MICHAEL J. AROUGHETI

Name: Michael J. Arougheti
Title: President

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement Regarding Purchase of Loan Portfolio, dated as of September 16, 2004, by and between Ares Capital Corporation and Royal Bank of Canada (filed as Exhibit (k)(6) to the Registrant’s pre-effective Amendment No. 2 to its Registration Statement on Form N-2, filed with the Securities and Exchange Commission on September 28, 2004)

99.1	Press Release

99.2	Code of Conduct of Ares Capital Corporation